Exhibit 10.2


                           PVC RESIN SUPPLY AGREEMENT

         THIS PVC RESIN SUPPLY AGREEMENT (this "Agreement") dated as of the first day of January 2000 is between ** (hereinafter "Seller"), and EAGLE PACIFIC INDUSTRIES, INC., a Minnesota corporation (hereinafter "Buyer"). Each of Seller and Buyer is sometimes hereinafter referred to as a "party" and collectively as parties.

         **


         IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, signed this Agreement as of the day and year first above written.


SELLER                                EAGLE PACIFIC INDUSTRIES, INC.


By:__________________________         By: /s/ William Spell

Title:_______________________         Title: Chief Executive Officer


** The identity of the Seller and terms of this agreement have been filed confidentiality with the Commission, and are not being made publicly available pursuant to the Company's pending request for confidential treatment.